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                                                                     Exhibit 4.4




                 LEVEL ONE COMMUNICATIONS, INCORPORATED, Company


                          INTEL CORPORATION, Guarantor

                                       and

             STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A,
                                     Trustee



                             SUPPLEMENTAL INDENTURE

                           Dated as of August 10, 1999

                                       To

                                    INDENTURE

                           Dated as of August 15, 1997



                                   Relating to

                     Level One Communications, Incorporated

                        4% Convertible Subordinated Notes
                                    Due 2004

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     This SUPPLEMENTAL INDENTURE, dated as of the 10th day of August, 1999, by and among LEVEL ONE COMMUNICATIONS, INCORPORATED, a corporation duly organized and existing under the laws of the State of Delaware (the "Company"), INTEL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (the "Guarantor"), and STATE STREET BANK AND TRUST COMPANY OF CALIFORNIA, N.A., a national banking association and Trustee under the Indenture (as hereinafter defined) (the "Trustee").

                              W I T N E S S E T H:

     WHEREAS, the Company and the Trustee have heretofore entered into that certain Indenture, dated as of August 15, 1997 (the "Indenture"), providing for the issuance of 4% Convertible Subordinated Notes Due 2004 (the "Notes") in the aggregate principal amount not to exceed one hundred fifteen million dollars ($115,000,000);

     WHEREAS, the Company, Intel RSW Corporation, a Delaware corporation ("RSW"), and the Guarantor have entered into an Agreement and Plan of Merger, dated as of March 4, 1999, (the "Merger Agreement"), pursuant to which RSW will merge (the "Merger") with and into the Company, the Company will then become a wholly-owned subsidiary of Guarantor, and each share of the Company's Common Stock outstanding immediately prior to the effective time of the Merger (the "Effective Time") will be converted into the right to receive 0.86 shares of Common Stock of the Guarantor in accordance with the terms of the Merger Agreement;

     WHEREAS, Section 12.1 of the Indenture permits the Company to merge with another corporation provided certain conditions are satisfied;

     WHEREAS, Section 15.6 of the Indenture provides, among other things, that if any merger of the Company with another corporation occurs as a result of which holders of Company Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing corporation, as the case may be, shall execute with Trustee a supplemental indenture providing that each Note shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such merger by a holder of a number of shares of Company Common Stock issuable upon conversion of such Notes immediately prior to such merger.
Section 15.6 of the Indenture further provides that, if in the case of any such merger the stock or other securities and assets receivable thereupon by a holder of shares of Company Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such consolidation, merger, or combination, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the holders of the Notes as the Company's Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article XVI therein;

     WHEREAS, the Guarantor is willing to guarantee, on a subordinated basis as set forth more fully herein, the payment of the principal of, premium, if any, and interest on the Notes;


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     WHEREAS, Section 11.1 of the Indenture authorizes the Company, with the consent of the Trustee, to supplement or amend the Indenture to comply with
Section 15.6 thereof and to correct or supplement provisions of or make other provisions with respect to matters or questions arising under the Indenture that do not adversely affect the rights of any Noteholder and the Trustee is authorized by Section 11.1 of the Indenture to execute this Supplemental Indenture without the consent of the holders of the Notes;

     WHEREAS, the Company and the Guarantor desire to execute a supplemental indenture that complies with Section 11.1 of the Indenture;

     WHEREAS, all acts and things necessary to make this Supplemental Indenture a valid and binding agreement for the purposes and objects herein expressed have been duly done and performed, and the execution of this Supplemental Indenture has been in all respects, duly authorized;

     WHEREAS, the foregoing recitals are made as representations or statements of fact by the Company or the Guarantor, as applicable, and not by the Trustee; and

     NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Guarantor hereby covenant and agree with the Trustee, for the equal and proportionate benefit of the respective holders from time to time of the Notes, to amend, modify and supplement the Indenture as follows:


                                    ARTICLE I

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

     Section 1.1. The Form of Note (including the Form of Reverse of Note) attached as Exhibit A to the Indenture is hereby amended by deleting all references to "Common Stock of the Company" or "Company's Common Stock" and inserting in lieu thereof the words "Common Stock."

     Section 1.2. The Form of Reverse of Note attached as Exhibit A to the Indenture is hereby further amended by:

          (a) Deleting the reference to "$40" as it appears in the twelfth paragraph thereof and inserting in lieu thereof the dollar amount of "$31.00775194";

          (b) Deleting the second sentence of the twelfth paragraph thereof in its entirety;

          (c) Deleting the sixteenth paragraph and inserting in lieu thereof the following paragraph:

          No recourse for the payment of the principal of or any premium or interest on this Note, or for any claim based hereon or otherwise in respect hereof, and no recourse under or upon any obligation, covenant or agreement of the Company or the Guarantor in the Indenture or any indenture supplemental thereto or in any Note, or because of the creation of any indebtedness represented thereby or the


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          guarantee by the Guarantor thereof, shall be had against any incorporator, stockholder, officer or director, as such, past, present or future, of the Company or the Guarantor or of any respective successor corporation, either directly or through the Company or the Guarantor or any respective successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released; provided, however, that the foregoing shall not affect or impair the obligations of the Guarantor hereunder.

     Section 1.3. The terms defined in this Section 1.3 (except as herein otherwise expressly provided or unless the context otherwise requires) for all purposes of this Supplemental Indenture shall have the respective meanings specified in this Section 1.3. All other terms used in this Supplemental Indenture which are defined in the Indenture, the Trust Indenture Act of 1939 or which are by reference therein defined in the Securities Act of 1933, as amended (except as herein otherwise expressly provided or unless the context otherwise requires), shall have the meanings assigned to such terms in the Indenture, said Trust Indenture Act and in said Securities Act as in force at the date of the execution of this Supplemental Indenture. The words "herein," "hereof" and "hereunder," and words of similar import, refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other Subsection. The terms defined in this Article include the plural as well as the singular.

          (a) The definition of "Common Stock" contained in Section 1.1 of the Indenture is hereby amended by deleting said definition in its entirety and inserting in lieu thereof the following definition:

               Common Stock: The term "Common Stock" shall mean any stock of any class of Guarantor which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which is not subject to redemption by the Guarantor. Subject to the provisions of Section 15.6, however, shares issuable on conversion of Notes shall include only shares of the class designated as Common Stock of the Guarantor at the date of this Supplemental Indenture or shares of any class or classes resulting from any reclassification or reclassifications thereof and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Guarantor and which are not subject to redemption by the Guarantor; provided that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

          (b) Section 1.1 of the Indenture is hereby amended to add the following definitions:

               Guarantor: The term "Guarantor" shall mean Intel Corporation, a Delaware corporation, and shall include its successors and assigns.


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               Guarantor Board of Directors: The term "Guarantor Board of
          Directors" shall mean the Board of Directors of the Guarantor or a committee of such Board duly authorized to act for it hereunder.

               Guarantor Senior Indebtedness: The term "Guarantor Senior Indebtedness" shall mean the principal of, premium, if any, and interest on, and any other payment due pursuant to the terms of an instrument (including, without limitation, fees, expenses, collection expenses (including attorneys' fees), interest yield amounts, post-petition interest and taxes) creating, securing or evidencing any of the following, whether outstanding at the date hereof or hereafter incurred or created:

          (a) all indebtedness of the Guarantor evidenced by notes, debentures, bonds or other similar instruments or securities (including, without limitation, those which are convertible or exchangeable for securities of the Guarantor);

          (b) all indebtedness of the Guarantor for money borrowed (including any indebtedness secured by a mortgage, conditional sales contract or other lien which is (i) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another or
(ii) existing on property at the time of acquisition thereof);

          (c) all indebtedness or other obligations of the Guarantor with respect to interest rate, currency, equity and other swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and similar agreements and arrangements;

          (d) all indebtedness or other obligations of the Guarantor with respect to letters of credit (including reimbursement obligations with respect thereto), bank guarantees and bankers' acceptances;

          (e) all lease obligations of the Guarantor which are required or permitted to be capitalized on the books of the Guarantor in accordance with generally accepted accounting principles;

          (f) all indebtedness of others of the kinds described in the preceding clauses (a), (b), (c) or (d) and all lease obligations of others of the kind described in the preceding clause (e) assumed by or guaranteed in any manner by the Guarantor or in effect guaranteed by the Guarantor through an agreement to purchase, contingent or otherwise, and all obligations of the Guarantor under any such guarantee or other arrangements; and

          (g) all renewals, extensions or refundings of indebtedness of the kinds described in any of the preceding clauses (a), (b), (c), (d), or (f) and all renewals or extensions of lease obligations of the kinds described in either of the preceding clauses (e) or (f);


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          unless, in the case of a particular indebtedness, lease, renewal, extension or refunding, the instrument or lease creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, lease, renewal, extension or refunding is not superior in right of payment to or is pari passu with or is subordinated or junior to, the Guarantor's obligations under the Guaranty. Notwithstanding the foregoing, Guarantor Senior Indebtedness shall not include: (i) indebtedness evidenced by the Guaranty or otherwise in respect of the Notes; (ii) any indebtedness or lease obligation of any kind of the Guarantor to any subsidiary of the Guarantor; and (iii) indebtedness for trade payables or constituting the deferred purchase price of assets or services created or assumed by the Guarantor in the ordinary course of business.

               Guaranty: The term "Guaranty" shall mean the subordinated guaranty by the Guarantor to the holders of the Notes dated as of the date this Supplemental Indenture in the form of Exhibit A to the Supplemental Indenture, dated as of August 10, 1999.

               Resolution of Guarantor Board of Directors: The term "Resolution of Guarantor Board of Directors" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Guarantor to have been duly adopted by the Guarantor Board of Directors, or a duly authorized committee thereof (to the extent permitted by applicable law), and to be in full force and effect on the date of such certification, and delivered to the Trustee.


                                   ARTICLE II

                               CONVERSION OF NOTES

     Section 2.1. Section 15.2 of the Indenture is hereby amended by adding the words "or shall cause the Guarantor to" immediately after the words "the Company shall" that appear in the first sentence of the third paragraph thereof.

     Section 2.2. Section 15.4 of the Indenture is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

               Section 15.4 Conversion Price. The conversion price (herein called the "Conversion Price") shall be, subject to adjustment as provided in this Article XV, $31.00775194 per share of Common Stock.

     Section 2.3. Subsections (a) through (i) and (m) of Section 15.5 of the Indenture are hereby amended by (i) deleting all references therein to "the Company" and inserting in lieu thereof "the Guarantor," (ii) deleting all references therein to "the Board of Directors" and inserting in lieu thereof "the Guarantor Board of Directors," and (iii) deleting all references therein to "Board Resolution" and inserting in lieu thereof "Resolution of Guarantor Board of Directors."

     Section 2.4. Section 15.6 of the Indenture is hereby amended by deleting all references to "the Company" and inserting in lieu thereof "the Guarantor."


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         Section  2.5.  Section  15.7 of the  Indenture  is  hereby  amended  by deleting such Section in its entirety and inserting in lieu thereof the following:

               Section 15.7 Taxes on Shares Issued. The issue of stock certificates on conversions of Notes shall be made without charge to the converting Noteholder for any tax in respect of the issue thereof. Neither the Company nor the Guarantor shall be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the holder of any Note converted, and neither the Company nor the Guarantor shall be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Guarantor the amount of such tax or shall have established to the satisfaction of the Company and the Guarantor that such tax has been paid.

     Section 2.6. Section 15.8 of the Indenture and the third sentence of
Section 15.9 of the Indenture are hereby amended by deleting all references to "the Company" and to insert in lieu thereof the words "the Guarantor."

     Section 2.7. Section 15.10 of the Indenture is hereby amended by deleting all references to "the Company" in clauses (a) through (d) thereof and inserting in lieu thereof the words "the Guarantor."


                                   ARTICLE III

                      CERTAIN, REPRESENTATIONS, WARRANTIES
                         AND COVENANTS OF THE GUARANTOR

     Section 3.1. The Guarantor hereby represents, warrants and covenants that
(a) immediately after the Effective Time, no condition or event shall exist which constitutes or would, after notice or lapse of time or both, constitute a "default" or an "Event of Default" (both as defined in the Indenture), (b) it has complied, or has caused the Company to comply, and will comply, or will cause the Company to comply, with all applicable provisions of the Indenture and
(c) it has been authorized by the Guarantor Board of Directors to execute this Supplemental Indenture.


                                   ARTICLE IV

                       REPURCHASE UPON A REPURCHASE EVENT

     Section 4.1. Section 16.2(f) of the Indenture is hereby amended by deleting the reference to "the Company" appearing in the first sentence thereof and inserting in lieu thereof the words "the Guarantor."

     Section 4.2. Section 16.2(h) of the Indenture is hereby amended by deleting such Section in its entirety and inserting in lieu thereof the following:

          (h) Any issuance and delivery of certificates for shares of Common Stock on repurchase of Notes shall be made without charge to the holder of Notes being repurchased for such certificates or for any tax or duty in respect of the issuance or delivery of such certificates or the securities represented thereby; provided, however, that neither the Company nor the Guarantor shall be required to pay any tax or duty which may be payable in respect of (i) income


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of the holder, or (ii) any transfer involved in the issue and delivery of certificates for shares of Common Stock in any name other than that of the holder of the Notes being repurchased, and neither the Company nor the Guarantor shall be required to issue or deliver any such stock certificate unless and until the person or persons requesting the issue thereof shall have paid to the Company the amount of such tax or duty or shall have established, to the satisfaction of the Company and the Guarantor, that such tax or duty has been paid.

     Section 4.3. Section 16.3(d) of the Indenture is hereby amended by deleting the reference to "the Company" appearing in the first sentence thereof and inserting in lieu thereof the words "the Guarantor."

     Section 4.4. Section 16.4(c) of the Indenture is hereby amended by:

          (a) Deleting the references to "the Company's Board of Directors" appearing therein and inserting in lieu thereof the words "the Guarantor's Board of Directors;"

          (b) Deleting the reference to the date "August 27, 1997" as it appears in the first sentence thereof and inserting in lieu thereof the date "August 10, 1999;" and

          (c) Deleting the reference to "the Company" as it appears in the second sentence thereof and inserting in lieu thereof the words "the Guarantor."

     Section 4.5. Section 16.4(e) of the Indenture is hereby amended by deleting the references to "the Company" appearing therein and inserting in lieu thereof the words "the Guarantor."


                                    ARTICLE V

                                GUARANTY OF NOTES

     Section 5.1. Guaranty of Notes. The Indenture is hereby amended to add the following provisions as a new Article XVIII to be inserted immediately following
Article XVII of the Indenture.


                                  ARTICLE XVIII

                              TERMS OF THE GUARANTY

     Section 18.1. Guaranty Subordinated to Guarantor Senior Indebtedness. All payments pursuant to the Guaranty by the Guarantor shall be subordinated in accordance with the following provisions of this Article XVIII to the prior payment in full of all Guarantor Senior Indebtedness, whether outstanding at the date of the Guaranty or thereafter incurred or created.

     Section 18.2. Payments to Noteholders. No direct or indirect payment shall be made on the Guaranty by the Guarantor, if there shall have occurred and be continuing (a) any default in the payment of principal, premium, if any, or interest on any Guarantor Senior Indebtedness continuing beyond the period of grace, if any, specified in the instrument or lease evidencing such Guarantor Senior Indebtedness with respect to Guarantor Senior Indebtedness, or (b) any other default with respect to any Guarantor Senior Indebtedness permitting the acceleration


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thereof and such default is the subject of a judicial proceeding or the
Guarantor receives notice of such a default from the holders of an aggregate of not less than $50,000,000 aggregate principal amount of such Guarantor Senior Indebtedness (provided, however, that in the case of Guarantor Senior Indebtedness issued pursuant to an indenture such notice may be validly given only by the trustee under such indenture), unless and until such default or event of default shall have been cured or waived or shall have ceased to exist.

     Upon any acceleration of the principal of the Notes or any payment by the Guarantor, or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to creditors upon any dissolution or winding-up or liquidation or reorganization of the Guarantor, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or other proceedings, all amounts due or to become due upon all Guarantor Senior Indebtedness shall first be paid in full in money or money's worth, or payment thereof provided for in accordance with its terms, before any payment is made by the Guarantor pursuant to the Guaranty on account of the principal of (and premium, if any) or interest on the Notes; and upon any such dissolution or winding-up or liquidation or reorganization, any payment by the Guarantor, or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, to which the holders of the Notes or the Trustee would be entitled pursuant to or with respect to the Guaranty except for the provisions of this
Article XVIII, shall (except as aforesaid) be paid by the Guarantor or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the holders of the Notes or by the Trustee under this Indenture if received by them or it, directly to the holders of Guarantor Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Guarantor Senior Indebtedness held by such holders, as calculated by the Guarantor) or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, to the extent necessary to pay all Guarantor Senior Indebtedness in full in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of Guarantor Senior Indebtedness, before any payment or distribution is made to the holders of the Notes or to the Trustee pursuant to the Guaranty.

     In the event that, notwithstanding the foregoing, any payment by or distribution of assets of the Guarantor of any kind or character, whether in cash, property or securities, prohibited by the foregoing, shall be received by the Trustee or the holders of the Notes before all Guarantor Senior Indebtedness is paid in full in money or money's worth, or provision is made for such payment, and if such fact shall then have been made known to a Responsible Officer of the Trustee or, as the case may be, such Noteholder, then and in such event such payment or distribution shall be paid over or delivered to the holders of Guarantor Senior Indebtedness or their representative or representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Guarantor Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Guarantor Senior Indebtedness remaining unpaid to the extent necessary to pay all Guarantor Senior Indebtedness in full in money or money's worth, after giving effect to any concurrent payment or distribution to or for the holders of such Guarantor Senior Indebtedness (but subject to the power of a court of competent jurisdiction to make other equitable provision, which shall have been determined by such court to give effect to the rights conferred in this Article XVIII upon the Guarantor Senior


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Indebtedness and the holders thereof with respect to Notes or the holders thereof or the Trustee, by a lawful plan of reorganization or readjustment under applicable bankruptcy law).

     The consolidation of the Guarantor with, or the merger of the Guarantor into, another corporation or the liquidation or dissolution of the Guarantor following the conveyance or transfer of its property as an entirety, or substantially as an entirety, to another corporation upon the terms and conditions provided for in Section 18.9 hereof shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this
Section 18.2 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, comply with the conditions stated in Section
18.9 hereof.

     The holders of Guarantor Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the holders of the Notes, without incurring responsibility to the holders of the Notes and without impairing or releasing the obligations of the holders of the Notes hereunder to the holders of Guarantor Senior Indebtedness: (i) change the manner, place or terms of payment or change or extend the time of payment of, or renew or alter, Guarantor Senior Indebtedness, or otherwise amend in any manner Guarantor Senior Indebtedness or any instrument evidencing the same or any agreement under which Guarantor Senior Indebtedness is outstanding; (ii) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Guarantor Senior Indebtedness; (iii) release any Person liable in any manner for the collection of Guarantor Senior Indebtedness; and (iv) exercise or refrain from exercising any rights against the Guarantor and any other Person.

     Section 18.3. Payments May Be Paid Prior to Dissolution. Nothing contained in this Article XVIII shall prevent (i) the Guarantor, except under the conditions described in Section 18.2, from making payments on the Guaranty at any time, or (ii) the application by the Trustee of any monies deposited with it for the purpose of making such payments pursuant to the Guaranty, to the holders entitled thereto unless at least three Business Days prior to the date upon which such payment would otherwise (except for the prohibitions contained in Section 18.2) become due and payable, the Trustee shall have received the written notice provided for in Section 18.6.

     Section 18.4. Trustee to Take Action to Effectuate Subordination. The Trustee shall take such action on behalf of each holder of Notes as may be necessary or appropriate to effectuate, as between the holders of Guarantor Senior Indebtedness and the Noteholders, the subordination as provided in this
Article XVIII.

     Section 18.5. Subrogation of Notes. Subject to the payment in full of all Guarantor Senior Indebtedness, the holders of the Notes shall be subrogated to the rights of the holders of Guarantor Senior Indebtedness to receive payments or distributions of cash, property or securities of the Guarantor applicable to the Guarantor Senior Indebtedness to the extent that amounts otherwise payable to such holders of Notes or otherwise distributable in respect of the Notes to such holders of Notes pursuant to or with respect to the Guaranty shall instead have been paid to the holders of Guarantor Senior Indebtedness pursuant to this
Article XVIII until all amounts due under the Guaranty shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Guarantor Senior Indebtedness of any cash, property or securities to which the holders of the Notes or the Trustee would be entitled pursuant to or with respect to the Guaranty except for the provisions of this Article XVIII, and no payments over


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pursuant to the provisions of this Article XVIII, to or for the benefit of the holders of Guarantor Senior Indebtedness by holders of the Notes or the Trustee, shall, as between the Guarantor, its creditors other than holders of Guarantor Senior Indebtedness, and the holders of the Notes, be deemed to be a payment by the Guarantor to or on account of the Guarantor Senior Indebtedness; it being understood that the provisions of this Article XVIII are and are intended solely for the purpose of defining the relative rights of the holders of the Notes, on the one hand, and the holders of the Guarantor Senior Indebtedness, on the other hand.

     Nothing contained in this Article XVIII or elsewhere in this Indenture or in the Notes is intended to or shall impair, as between the Guarantor, its creditors other than the holders of Guarantor Senior Indebtedness, and the holders of the Notes, the obligation of the Guarantor, which is absolute and unconditional, to pay to the holders of the Notes the principal of (and premium, if any) and interest on the Notes as and when the same shall become due and payable in accordance with the provisions of the Guaranty, or is intended to or shall affect the relative rights of the holders of the Notes and creditors of the Guarantor other than the holders of the Guarantor Senior Indebtedness, nor shall anything herein or therein prevent the Trustee or the holder of any Note from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this Article XVIII of the holders of Guarantor Senior Indebtedness in respect of cash, property or securities of the Guarantor received pursuant to the Guaranty upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Guarantor referred to in this Article XVIII, the Trustee, subject to the provisions of the Guaranty, and the holders of the Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, delivered to the Trustee or to the holders of the Notes, for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Guarantor Senior Indebtedness and other indebtedness of the Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XVIII.

     Section 18.6. Notices to Trustee and Guarantor Senior Indebtedness. The Guarantor shall give prompt written notice in the form of an Officers' Certificate to a Responsible Officer of the Trustee of any fact known to the Guarantor which would prohibit the making of any payment of monies to or by the Trustee in respect of the Guaranty pursuant to the provisions of this Article XVIII. Notwithstanding the provisions of this Article XVIII or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee with respect to any monies deposited with the Trustee by the Guarantor pursuant to the Guaranty in respect of the Notes pursuant to the provisions of this Article XVIII, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office of the Trustee from the Guarantor or a holder or holders of Guarantor Senior Indebtedness or from any representative or trustee thereof (provided, however, that in the case of Guarantor Senior Indebtedness issued pursuant to an indenture such notice may be validly given only by the trustee under such indenture); and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 8.1 shall be entitled in all respects to assume that no such facts exist;

provided, however, that if the Trustee shall not have received at least three Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of (or premium, if any) or interest on any Note) with respect to such monies the notice provided for in this Section 18.6, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such monies and to apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date; provided, further, that the immediately preceding proviso shall not apply to any notice provided for in this Section 18.6 in the event such notice is received and acknowledged by a Responsible Officer of the Trustee at least one Business Day prior to such date.

     The Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Guarantor Senior Indebtedness (or a trustee on behalf of such holder) to establish that such notice has been given by a holder of Guarantor Senior Indebtedness or a representative of or trustee on behalf of any such holder or holders. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Guarantor Senior Indebtedness to participate in any payment or distribution pursuant to this
Article XVIII, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Guarantor Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article XVIII, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

     Section 18.7. Trustee's Relation to Guarantor Senior Indebtedness. The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article XVIII in respect of any Guarantor Senior Indebtedness at any time held by it, to the same extent as any other holder of Guarantor Senior Indebtedness, and nothing in this Section 18.7 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

     With respect to the holders of Guarantor Senior Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XVIII, and no implied covenants or obligations with respect to the holders of Guarantor Senior Indebtedness shall be read into this Indenture against the Trustee. The Trustee shall not owe any fiduciary duty to the holders of Guarantor Senior Indebtedness, but shall have only such obligations to such holders as are expressly set forth in this Article XVIII.

     Section 18.8. No Impairment of Subordination. No right of any present or future holder of any Guarantor Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Guarantor (including by way of an amendment to the provisions of this Article XVIII) or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Guarantor with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     Section 18.9. Guarantors May Consolidate, Etc., on Certain Terms.

          (a) Except as set forth in Article XII, nothing contained in this Indenture or in any of the Notes shall prevent any consolidation or merger of the Guarantor with or into the Company or shall prevent any sale or conveyance of the property of the Guarantor or the Company as an entirety or substantially as an entirety including the sale of the Company in a transaction structured as a merger, provided that any third party succeeding to the Guarantor's rights shall execute a guaranty of the Notes substantially similar to the Guaranty. Upon any such consolidation, merger, sale or conveyance, the Guaranty given by the Guarantor shall no longer have any force or effect.

          (b) Nothing contained in this Indenture (including, without limitation, Section 18.9(a) hereof) or in any of the Notes shall prevent any consolidation or merger of the Guarantor with or into a corporation or corporations other than the Company (whether or not affiliated with the Guarantor), or successive consolidations or mergers in which the Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of the Guarantor as an entirety or substantially as an entirety, to a corporation other than the Company (whether or not affiliated with the Guarantor) authorized to acquire and operate the same; provided, however, that the Guarantor hereby covenants and agrees, that, except as provided in Section 18.9(a), upon any such consolidation, merger, sale or conveyance, the Guaranty, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, shall be expressly assumed (in the event that the Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation, or into which the Guarantor shall have been merged, or by the corporation which shall have acquired such property. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Guaranty and the due and punctual performance of all of the covenants and conditions of this Indenture to be performed by the Guarantor, such successor corporation shall succeed to and be substituted for the Guarantor, with the same effect as if it had been named herein as a Guarantor. Such successor corporation thereupon may cause to be signed any Guaranty issuable hereunder which theretofore shall not have been signed by the Guarantor and delivered to the Trustee.

     Section 18.10. Termination of Guaranty. This Guaranty shall terminate upon the earliest of (i) the date in which there are no Notes outstanding under the Indenture, (ii) the occurrence of an event described in Section 18.9(a), or
(iii) the date on which the provisions of Article XIII of the Indenture have been satisfied in full.

     Section 18.11. Guaranty Solely a Corporate Obligation. No recourse for the payment of the principal of or interest on any Note, or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the Guarantor in this Indenture or in any supplemental indenture, or in any Note or Guaranty, or because of the creation of any indebtedness represented thereby or the guarantee by the Guarantor thereof, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Guarantor or of any respective successor corporation.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

     Section 6.1. This Supplemental Indenture shall become effective at the Effective Time.

     Section 6.2. This Supplemental Indenture shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the principles of conflicts of laws thereof.

     Section 6.3. Nothing in this Supplemental Indenture, expressed or implied, shall give or be construed to give any person, firm or corporation, other than the parties hereto and their successors hereunder, and the holders of the Notes or the holders of Guarantor Senior Indebtedness, any legal or equitable right, remedy or claim under or in respect to this Supplemental Indenture, or under any covenant, condition or provision herein contained; all such covenants, conditions and provisions being for the sole benefit of the parties hereto and their successors hereunder and the holders of the Notes.

     Section 6.4. After the Effective Time, any Notes authenticated and delivered in substitution for, or in lieu of, Notes then outstanding and all Notes presented or delivered to the Trustee on and after the Effective Time for such purpose shall be either restated to give the effect to the Supplemental Indenture or, in lieu thereof, stamped with a notation substantially as follows:

               The principal amount of this Note has become convertible into shares of the Common Stock of Intel Corporation at a conversion price per share of $31.00775194, such conversion price being subject to certain adjustments as set forth in the Indenture. Reference herein to "Common Stock of the Company" or the "Company's Common Stock" shall be deemed to be to the Common Stock of Intel Corporation. The payment of principal of, premium, if any, and interest on the Notes has been guaranteed by Intel Corporation on a subordinated basis as set forth in the Indenture.

     Nothing contained in this Supplemental Indenture shall require the holder of any Note to submit or exchange such Note prior to the Effective Time in order to obtain the benefits of the Guaranty or any other provisions hereunder.

     The Company agrees to provide the Trustee with a stamp or means of reproducing the above legend on the Notes without materially obscuring the text of the Notes.

     Anything herein contained to the contrary notwithstanding, the Trustee shall not at any time be under any responsibility to acquire or cause any Note now or hereafter outstanding to be presented or delivered to it for any purpose provided for in this Section 6.4.

     Section 6.5. By its exection of this Supplemental Indenture, the Guarantor agrees to be bound by the terms of the Indenture applicable to it.

     Except as expressly supplemented by this Supplemental Indenture, the Indenture, the Notes and the charge and obligation created thereby are in all respects ratified and confirmed and all of the rights, remedies, terms, conditions, covenants and agreements of the Indenture and the Notes issued thereunder shall remain in full force and effect.

     Section 6.6. If any provision of this Supplemental Indenture limits, qualifies or conflicts with (a) another provision of this Supplemental Indenture, or (b) any provision of the Indenture, which is required to be included by any of the provisions of Section 310 to 317, inclusive, of the Trust Indenture Act of 1939, such required provision shall control.

     Section 6.7. The recitals contained in this Supplemental Indenture shall be taken as statements of the Company or the Guarantor, as applicable, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture.

     Section 6.8. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

                         [SIGNATURES ON FOLLOWING PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.


                                        LEVEL ONE COMMUNICATIONS, INCORPORATED


                                        By: /s/ Robert S. Pepper
                                           -------------------------------------
                                        Name:  Robert S. Pepper
                                        Title: President and Chief Executive
                                               Officer

Attest:

/s/ John Kehoe
---------------------------------------
Name:  John Kehoe
Title: Senior Vice President, Chief
       Financial Officer and Secretary

                                         INTEL CORPORATION


                                         By: /s/ Arvind Sodhani
                                            ------------------------------------
                                         Name:  Arvind Sodhani
                                         Title: Vice President and Treasurer

Attest:

/s/ Cary I. Klafter
---------------------------------------
Name: Cary I. Klafter
Title: Assistant Secretary

                                         STATE STREET BANK AND TRUST
                                         COMPANY OF CALIFORNIA, N.A., as Trustee



                                         By: /s/ Scott C. Emmons
                                            ------------------------------------


       [Signature Page to Supplemental Indenture among Intel Corporation,
          Level One Communications, Incorporated and State Street Bank
                     and Trust Company of California, N.A.]

                                                                       Exhibit A

                                    GUARANTY

     Subject to the next paragraph below, Intel Corporation, a Delaware corporation ("Intel") hereby irrevocably and unconditionally guarantees on a subordinated basis to the holders of 4% Convertible Subordinated Notes Due 2004 (the "2004 Notes") issued by Level One Communications, Incorporated (the "Company") under an Indenture dated as of August 15, 1997 between the Company and State Street Bank and Trust Company of California, N.A., a national banking association, as trustee (the "Trustee"), as supplemented by the Supplemental Indenture, dated as of August 10, 1999 (the "Supplemental Indenture"), among the Company, Intel and the Trustee, and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture and the 2004 Notes, that (i) the principal and premium, if any, of, and interest on the 2004 Notes promptly will be paid in full in cash when due, whether at the stated maturity, by acceleration, call for redemption or otherwise, and interest on the overdue principal and interest, if any, of the 2004 Notes, if lawful, and all other obligations of the Company to the holders of the 2004 Notes or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof, and (ii) in case of any extension of time of payment or renewal of any 2004 Notes or any of such other obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at the stated maturity, by acceleration or otherwise. Failing payment when due by the Company of any amount so guaranteed for whatever reason, the undersigned shall be obligated to pay the same immediately. Intel hereby agrees that its obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the 2004 Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any holder of the 2004 Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor. Intel hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever and covenants that this Guaranty shall not be discharged except by complete performance of the obligations contained in the 2004 Notes and the Indenture. If any holder of 2004 Notes or the Trustee is required by any court or otherwise to return to the Company or any custodian, Trustee, liquidator or other similar official acting in relation to the Company, any amount paid by the Company to the Trustee or such holder, this Guaranty, to the extent theretofore discharged, shall be reinstated in full force and effect. The undersigned agrees that it shall not be entitled to any right of subrogation in relation to the holders of 2004 Notes in respect of any obligations guaranteed hereby until payment in full of all obligations is guaranteed hereby.

     It is the intention of Intel and the Company that the obligations of the undersigned hereunder shall be, but not in excess of, the maximum amount permitted by applicable law. Accordingly, if the obligations in respect of the Guaranty would be annulled, avoided or subordinated to the creditors of the undersigned by a court of competent jurisdiction in a proceeding actually pending before such court as a result of a determination both that this Guaranty was made without fair consideration and, immediately after giving effect thereto, the undersigned was insolvent or unable to pay its debts as they mature or left with an unreasonably small capital, then the obligations of the undersigned under this Guaranty shall be reduced by such court if such reduction would result in the avoidance of such annulment, avoidance or subordination; provided, however, that any reduction pursuant to this paragraph shall be made in the smallest amount as is strictly necessary to reach such result. For purposes of this paragraph, "for consideration," "insolvency," "unable to pay its debts as they mature," "unreasonably small capital" and the effective times of reductions, if any, required by this paragraph shall be determined in accordance with applicable law.

     The undersigned shall be subrogated to all rights of the holders of 2004 Notes against the Company in respect of any amounts paid by the undersigned pursuant to the provisions of this Guaranty or the Indenture; provided, however, that the undersigned shall not be entitled to enforce or to receive any payments arising out of, or based upon, such right of subrogation until the principal of, and interest on all 2004 Notes issued hereunder shall have been paid in full.

     The obligations of the undersigned under this Guaranty shall be, to the extent and in the manner set forth in the Indenture, junior and subordinated to the Guarantor Senior Indebtedness on the same basis as the 2004 Notes are junior and subordinated to Senior Indebtedness.

     THIS GUARANTY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK.

     The validity and enforceability of this Guaranty shall not be affected by the fact that it is not affixed to any particular 2004 Note.

     The obligations of the undersigned to the holders of the 2004 Notes and to the Trustee pursuant to this Guaranty and the Indenture are expressly set forth in Article V of the Supplemental Indenture and reference is hereby made to the Supplemental Indenture for the precise terms of this Guaranty and all of the other provisions of the Indenture to which this Guaranty relates.

     Capitalized terms used in this Guaranty which are not defined herein shall have the meanings assigned to them in the Indenture, as supplemented.

     IN WITNESS WHEREOF, the undersigned has caused this Guaranty to be duly executed.

Dated: August 10, 1999

                                        INTEL CORPORATION


                                        By:
                                           -------------------------------------
                                           Name
                                           Its




            [Guaranty of Level One 4% Convertible Subordinated Notes]


                                      A-3